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Exhibit 99.5

INHALE THERAPEUTIC SYSTEMS, INC.
STOCK OPTION GRANT NOTICE
(2000 Non-Officer Equity Incentive Plan)

    Inhale Therapeutic Systems, Inc. (the "Company"), pursuant to its 2000 Non-Officer Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Election to Transfer Liability to Employer's National Insurance, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price Per Share:
Expiration Date:	(NB must be tenth anniversary of grant or before)
Type of Grant:	Nonstatutory Stock Option (Unapproved)
Exercise Schedule:	/ / Same as Vesting Schedule	/ / Early Exercise Permitted
Vesting Schedule:	___ of the shares vest one year after the Vesting Commencement Date. ___ of the shares vest monthly thereafter over the next ___ years.
Payment:	By one or a combination of the following items (described in the Stock Option Agreement):
By cash or check Pursuant to a Regulation T Program if the Shares are publicly traded By delivery of already-owned shares if the Shares are publicly traded

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement, the Election to Transfer Liability to Employer's National Insurance and the Plan. Optionholder further acknowledges that as of the Dare of Grant this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan and (ii) the following agreements only:

OTHER AGREEMENTS:
INHALE THERAPEUTIC SYSTEMS, INC.		OPTIONHOLDER:
By:	Signature	Signature
Title:		Date:
Date:
Attachments:	Stock Option Agreement, Election to Transfer Liability to Employer's National Insurance, 2000 Non-Officer Equity Incentive Plan and Notice of Exercise

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  Exhibit 99.5
INHALE THERAPEUTIC SYSTEMS, INC. STOCK OPTION GRANT NOTICE (2000 Non-Officer Equity Incentive Plan)